                                  PRESS RELEASE
                    FOR RELEASE JANUARY 26, 2009 AT 4:00 P.M.

                          For More Information Contact
                               Joseph J. Bouffard
                                 (410) 256-5000
                       Baltimore County Savings Bank, FSB

                               BCSB BANCORP, INC.
              REPORTS RESULTS FOR QUARTER ENDING DECEMBER 31, 2008

BCSB Bancorp, Inc. (NASDAQ: BCSB), the holding company for Baltimore County Savings Bank, FSB, reported net income of $240,000 or $0.08 per basic and diluted share for the three month period ended December 31, 2008, which represents the first quarter of its 2009 fiscal year. This compares to net income of $93,000 or $0.03 per basic and diluted share for the three months ended December 31, 2007.

During the three months ending December 31, 2008, the Company benefited from increases in net interest income, non-interest income and decreased non-interest expense as compared to the corresponding period during the prior fiscal year. These improvements in earnings were partially offset by $150,000 in loan loss provisions during the three months ending December 31, 2008 to address continued declines in economic conditions, particularly in relation to the local real estate market.

President and Chief Executive Officer Joseph J. Bouffard commented that "The Company continues to make progress in its efforts to improve profitability and enhance shareholder value in these difficult economic times. The $10.8 million capital infusion related to the U.S. Treasury's TARP Capital Purchase Program provided additional liquidity to help our customers manage through these difficult economic times as well as support the Company's other long term initiatives." He also noted that the Bank's lending portfolio continues to be a strength of the Company. The ratio of nonperforming assets to total assets improved from 0.49% at December 31, 2007 to 0.22% at December 31, 2008.

Stockholders' equity increased by $9.6 million during the quarter ending December 31, 2008. This reflects the Company's aforementioned TARP proceeds received in December 2008 as well as earnings during the period. Stockholders' equity was negatively impacted by accumulated other comprehensive loss (net of taxes) which was ($3.9) million at December 31, 2008 compared to ($2.5) million at the end of the previous quarter. Most of this loss relates to the Company's $24.6 million in collateralized mortgage obligation securities portfolio, for which the gross market value declined by $4.0 million during the most recent quarter. This is reflective of turmoil in the mortgage backed securities market and the price decline in market value of these securities. The Company has the ability and the intent to hold these securities to maturity and to date, the securities have performed in accordance with their terms. If in the future it is determined that declines in market values with respect to these or any other securities are other than temporary, the Company would be required to recognize losses in its Consolidated Statement of Operations. The Company has no equity holdings in Federal Home Loan Mortgage Corporation or Federal National Mortgage Association stock and, accordingly, has no loss exposure in this area.

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                   QUARTER ENDING DECEMBER 31, 2008 HIGHLIGHTS

        o Received $10.8 in capital by issuing preferred stock and warrants resulting from our participation in the U.S. Treasury TARP Capital Purchase Program.

        o Net interest income increased modestly during the quarter as compared with the corresponding period for 2007.

        o Net income increased to $240,000 or $0.08 per basic and diluted share for the three month period ending December 31, 2008 as compared to $93,000 or $0.03 per basic and diluted share during the same period in 2007.

        o The ratio of nonperforming assets to total assets decreased to 0.22% as compared to 0.49% at the end of December 31, 2007.

        o The Bank's Risk-Based Capital ratio increased to over 18% as of December 31, 2008.


THIS PRESS RELEASE CONTAINS STATEMENTS THAT ARE FORWARD-LOOKING, AS THAT TERM IS DEFINED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 OR THE SECURITIES AND EXCHANGE COMMISSION IN ITS RULES, REGULATIONS AND RELEASES. THE COMPANY INTENDS THAT SUCH FORWARD-LOOKING STATEMENTS BE SUBJECT TO THE SAFE HARBORS CREATED THEREBY. ALL FORWARD-LOOKING STATEMENTS ARE BASED ON CURRENT EXPECTATIONS REGARDING IMPORTANT RISK FACTORS, INCLUDING BUT NOT LIMITED TO REAL ESTATE VALUES, MARKET CONDITIONS, THE IMPACT OF INTEREST RATES ON FINANCING, AND LOCAL AND NATIONAL ECONOMIC FACTORS. ACCORDINGLY, ACTUAL RESULTS MAY DIFFER FROM THOSE EXPRESSED IN THE FORWARD-LOOKING STATEMENTS, AND THE MAKING OF SUCH STATEMENTS SHOULD NOT BE REGARDED AS A REPRESENTATION BY THE COMPANY OR ANY OTHER PERSON THAT RESULTS EXPRESSED HEREIN WILL BE ACHIEVED.


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

                                       BCSB Bancorp, Inc.
                         Consolidated Statements of Financial Condition
                                         (Unaudited)


                                                                     December 31,       September 30,
                                                                        2008                2008
                                                                  ---------------      ---------------
                                                                         (Dollars in thousands)
ASSETS
Cash equivalents and time deposits                                  $    48,806          $     35,083
Investment Securities, available for sale                                   991                   994
Loans Receivable, net                                                   395,792               400,469
Mortgage-backed Securities, available for sale                           95,946                89,956
Foreclosed Real Estate                                                       10                 1,244
Premises and Equipment, net                                               9,517                 9,762
Bank Owned Life Insurance                                                14,452                14,389
Other Assets                                                             16,150                15,185
                                                                    -----------          ------------
Total Assets                                                        $   581,664          $    567,082
                                                                    ===========          ============

LIABILITIES
Deposits                                                            $  487,255           $    484,791
Borrowings                                                              10,000                 10,000
Junior Subordinated Debentures                                          17,011                 17,011
Other Liabilities                                                        8,005                  5,525
                                                                    ----------           ------------
Total Liabilities                                                      522,271                517,327
Total Stockholders' Equity                                              59,393                 49,755
                                                                    ----------           ------------
Total Liabilities & Stockholders' Equity                            $  581,664           $    567,082
                                                                    ==========           ============


                              Consolidated Statements of Operations
                                           (Unaudited)

                                                                      Three Months ended December 31,
                                                                        2008                    2007
                                                                     ----------             ------------
                                                                           (Dollars in thousands
                                                                           except per share data)

Interest Income                                                      $   7,674              $     9,262
Interest Expense                                                         3,967                    5,600
                                                                     ---------              -----------
Net Interest Income                                                      3,707                    3,662
Provision for Loan Losses                                                  150                       --
                                                                     ---------              -----------
Net Interest Income After Provision for Loan Losses                      3,557                    3,662
Total Non-Interest Income                                                  603                      465
Total Non-Interest Expenses                                              3,747                    4,097
                                                                     ---------              -----------
Income Before Tax                                                          413                       30
Income Tax Expense (Benefit)                                               173                      (63)
                                                                     ---------              -----------
Net Income                                                           $     240              $        93
                                                                     ---------              -----------

Basic and Diluted Income Per Share                                   $    0.08              $      0.03
                                                                     ---------              -----------
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                         Summary of Financial Highlights
                                   (Unaudited)

                                                        Three Months ended
                                                           December 31,
                                                    2008                 2007
                                                  ---------            ---------

Return on Average Assets (Annualized)                0.17%                0.06%
Return on Average Equity (Annualized)                1.80%                1.05%

Interest Rate Spread                                 2.70%                2.47%
Net Interest Margin                                  2.80%                2.46%

Efficiency Ratio                                    86.96%               99.27%
Ratio of Average Interest Earnings
   Assets/Interest Bearing Liabilities             103.15%               99.74%


                            Allowance for Loan Losses
                                   (Unaudited)

                                                         Three Months ended
                                                            December 31,
                                                      2008                2007
                                                    ---------          ---------
                                                        (Dollars in thousands)

Allowance at Beginning of Period                    $  2,672           $  2,650
Provision for Loan Loss                                  150                 --
Recoveries                                                90                 91
Charge-Offs                                              (81)              (109)
                                                    --------           --------
Allowance at End of Period                          $  2,831           $  2,632
                                                    ========           ========

Allowance for Loan Losses to Loans Receivable           0.71%              0.63%

Allowance for Loan Losses to Nonperforming Loans       224.0%              89.1%

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
                                              Non-Performing Assets
                                                   (Unaudited)

                                                      At December 31,        At September        At December 31,
                                                           2008                30, 2008               2007
                                                     ----------------     -----------------     ----------------
                                                                       (Dollars in thousands)
Nonperforming Loans:
       Commercial                                      $    1,070             $     671            $   2,296
       Real Estate                                            194                   162                  657
       Consumer                                                --                     2                    2
                                                       ----------             ---------            ---------
             Total Nonperforming Loans                      1,264                   835                2,955
Foreclosed Real Estate                                         --                 1,230                   94
Other Nonperforming Assets                                     10                    14                   --
                                                       ----------             ---------            ---------
             Total Nonperforming Assets                $    1,274             $   2,079            $   3,049
                                                       ==========             =========            =========

Nonperforming Loans to Loans Receivable                      0.32%                 0.21%                0.71%

Nonperforming Assets to Total Assets                         0.22%                 0.37%                0.49%
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